UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza
Hartford, Connecticut 06103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2014, United Technologies Corporation (“UTC”) held its 2014 Annual Meeting of Shareowners. Shareowners submitting votes for the meeting approved the amendment and restatement of the United Technologies Corporation 2005 Long-Term Incentive Plan, which following the amendment and restatement will be referred to as the “United Technologies Corporation Long-Term Incentive Plan” (the “Plan”). The amendments authorize the issuance of an additional 30 million shares of Common Stock under the Plan, extend the term of the Plan until April 30, 2020, provide certain additional performance metrics that may be used to set vesting targets for performance-based awards, strengthen the Plan’s clawback provisions, modify other provisions of the Plan to conform to recent regulatory changes and adopt additional changes in terms and conditions related to the administration and interpretation of the Plan. The amendments became effective on April 28, 2014, upon approval by shareowners.
A description of the Plan is set forth in UTC's definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 14, 2014 and is qualified in its entirety by reference to the complete terms and conditions of the Plan, a copy of which is included herewith as Exhibit 10.1 to this Report and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
UTC held its Annual Meeting of Shareowners on April 28, 2014. As of March 3, 2014, the record date for the meeting, 916,444,012 shares of UTC Common Stock were issued and outstanding. A quorum of 802,375,344 shares of Common Stock was present or represented at the meeting.
The following individuals were elected to serve as directors for a term expiring at the 2015 Annual Meeting of Shareowners or upon the election and qualification of their successors:
Louis R. Chênevert, John V. Faraci, Jean-Pierre Garnier, Jamie S. Gorelick, Edward A. Kangas, Ellen J. Kullman, Marshall O. Larsen, Harold McGraw III, Richard B. Myers, H. Patrick Swygert, André Villeneuve, and Christine Todd Whitman.
The Shareowners voted on the following matters and cast their votes as described below.

1)	Election of Directors. The voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Louis R. Chênevert	691,140,111	19,117,386	3,950,521	88,167,326
John V. Faraci	695,284,427	15,757,452	3,166,139	88,167,326
Jean-Pierre Garnier	689,691,450	22,507,237	2,009,331	88,167,326
Jamie S. Gorelick	695,401,400	16,569,480	2,237,138	88,167,326
Edward A. Kangas	636,032,503	74,978,882	3,196,633	88,167,326
Ellen J. Kullman	703,328,027	7,752,172	3,127,819	88,167,326
Marshall O. Larsen	705,319,876	6,835,519	2,052,623	88,167,326
Harold McGraw III	695,231,347	16,717,415	2,259,256	88,167,326
Richard B. Myers	695,573,513	15,448,992	3,185,513	88,167,326
H. Patrick Swygert	636,809,507	75,360,722	2,037,789	88,167,326
André Villeneuve	692,612,643	19,554,997	2,040,378	88,167,326
Christine Todd Whitman	697,783,483	14,222,794	2,201,741	88,167,326

2)
A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareowners in 2015. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
777,100,798	21,966,532	3,308,014

3)
A proposal that shareowners approve the amendment and restatement of the 2005 Long-Term Incentive Plan, including approval of additional shares of Common Stock for future awards under the Plan. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
637,614,726	72,215,340	4,377,952	88,167,326

4)
A proposal that shareowners approve on an advisory (non-binding) basis, the compensation of UTC’s Named Executive Officers as disclosed in UTC’s Proxy Statement dated March 14, 2014. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
659,229,951	49,271,001	5,707,066	88,167,326
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following Exhibits are included herewith:

Exhibit Number	Exhibit Description
10.1	United Technologies Corporation Long-Term Incentive Plan, as amended and restated effective April 28, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: May 2, 2014	By:	/s/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel

Exhibit Index

Exhibit Number	Exhibit Description
10.1	United Technologies Corporation Long-Term Incentive Plan, as amended and restated effective April 28, 2014.